Exhibit 23.1
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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 5 to Registration Statement No. 33-2226 of SafeGuard Health Enterprises, Inc. on Form S-8 of our report dated March 13, 2003, (which report expresses an unqualified opinion and includes an explanatory paragraph referring to a change in method of accounting for goodwill and other intangible assets in 2002), appearing in the Annual Report on Form 10-K of SafeGuard Health Enterprises, Inc. for the year ended December 31, 2002.

/s/  DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Costa Mesa, California
July 29, 2003


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